                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


       Date of Report (date of earliest event reported): April 30, 1999

                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                        1-4219                      C-74-1339132
(State or other              (Commission File No.)            (I.R.S. Employer
jurisdiction of)                                             Identification No.)


                              1717 St. James Place
                                   Suite 550
                              Houston, Texas 77056
                    (Address of principal executive office)

                                 (713) 940-6100
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     Effective April 30, 1999, (the "Effective Date"), the Registrant has changed its state of incorporation from Delaware to Nevada. This change in the Registrant's state of incorporation was approved by the holders of a majority of the Registrant's outstanding stock entitled to vote thereon at the Registrant's annual meeting of stockholders on April 13, 1999. At the time of reincorporation in the State of Nevada, the Registrant merged into and is continuing its business as a Nevada corporation. The reincorporation will not result in any change in the Registrant's business, assets or liabilities. Stockholders of the Registrant are not required to undertake an exchange of the Registrant's shares. As of the Effective Date, certificates for the Registrant's shares automatically represent an equal number of shares in the successor Nevada company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits.

            2.1 Agreement and Plan of Merger and Reincorporation dated as of March 10, 1999 by and between Zapata Corporation, a Delaware corporation, and Zapata Corporation, a Nevada corporation.

            3.1 Articles of Incorporation of Zapata Corporation, a Nevada corporation, as filed with the Secretary of State of Nevada on March 10, 1999.

            3.2 By-Laws of Zapata corporation, a Nevada corporation, as adopted on March 10, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ZAPATA CORPORATION


                                    By: /s/ Avram Glazer
                                    --------------------------------------------
                                    Name:  Avram Glazer
                                    Title: President and Chief Executive Officer


Date: April 30, 1999

                                 EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
    2.1       Agreement and Plan of Merger and Reincorporation, dated as of
              March 10, 1999, by and between Zapata Corporation, a Delaware corporation, and Zapata Corporation, a Nevada corporation.

    3.1 Articles of Incorporation of Zapata Corporation, a Nevada corporation, as filed with the Secretary of State of Nevada on March 10, 1999.

    3.2 By-Laws of Zapata Corporation, a Nevada corporation, as adopted on March 10, 1999.